Exhibit 4.(a).8.1

Any text removed pursuant to the company's confidential treatment request has been separately submitted to the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment of Agreement

Entered into at Rosh Ha’ayin on the 8th day of July 2007 (hereinafter: the “Amendment”)

Between:	Partner Communications Company Ltd. of 8 Amal Street, Afek Industrial Park Rosh Ha'ayin 48103 (hereinafter: “Partner”)

of the First Part;

And:	Super-Pharm (Israel) Ltd. Of 16 Shenkar Street, Herzliya Pituach (hereinafter: the “Reseller” or “Super Pharm”)

of the Second Part;

WHEREAS:	Partner and the Reseller (hereinafter: the “Parties”) entered into an agreement on 12 February 2004 (the “Previous Agreement”) under which Super Pharm acts as a reseller of Partner's products; and

WHEREAS:	The Parties wish to amend the Agreement in a number of areas, as set out in this Amendment below.

CONFIDENTIAL TREATMENT REQUESTED

Therefore, the Parties have agreed as follows:

1.	Miscellaneous Provisions and Definitions

Unless otherwise prescribed in this Amendment, all of the terms and expressions in this Amendment shall have the meanings granted to them in the Previous Agreement.

It is agreed that unless otherwise prescribed in this Amendment, all of the provisions of the Previous Agreement shall continue to apply in full. In the event of any contradiction and/or incompatibility between the provisions of the Previous Agreement and the provisions of the Amendment, the provisions of this Amendment shall prevail.

2.	Force of Amendment

This Amendment shall come into force on 1 June 2006 (the “Effective Date”).

3.	Closure of Points of Sale

In section 3.2 of the Agreement, the following sentence shall be deleted:

“However, upon [***] days’ advance notice from Partner, the Reseller shall close any Department or Counter as aforesaid that does not meet [***].”

In its place, the following sentence shall appear:

“However, upon [***] days’ advance notice in writing from Partner, the Reseller shall close any Department or Counter as aforesaid that does [***]. Compliance with the operations target and with the minimum level of operations per day as aforesaid shall be examined once a [***]. The first examination under this section shall take place soon after execution of this Amendment.”

3A.	Amendment of Section 6.3

In section 6.3, the sentence: “Where the second Party objects, the matter shall be referred to the joint ruling of Mr. Zion Ginat representing Partner and Mr. Yossi Zvi representing Super Pharm” shall be deleted and the following shall be inserted in its place –

CONFIDENTIAL TREATMENT REQUESTED

“Where the second Party objects, the matter shall be referred to the joint ruling of Mr. Eli Glikman representing Partner and Mr. Yair Asa'el representing Super Pharm.”

4.	[***]

4.1.	Notwithstanding the provisions of section 10.1.3 of the Previous Agreement, as of the Effective Date, the [***] shall be [***], plus VAT.

4.2.	Should the total number of [***] in a calendar year [***] Partner shall supplement the Reseller the sum of [***]. The [***] for [***] shall be paid within [***] days of the end of each year.

4.3.	The [***] and the supplement as aforesaid shall be paid with respect to the period commencing on the Effective Date and up to the [***], such that [***] shall be paid for the difference between the [***].

5.	Linkage

Notwithstanding the provisions of section 10.1 of the Previous Agreement, the linkage on the [***] as set out in section 4 of this Amendment, [***] as set out in section 8 of this Amendment, shall be in accordance with the base index published in January 2006 (for December 2005), which is 102.9 points.

6.	Minimum Payments

6.1.	Notwithstanding any contrary provision in the Previous Agreement, as of 1 January 2006, the Reseller is not entitled to receive [***], as such term is defined in section 10.9 of the Previous Agreement.

6.2.	Likewise, and for the avoidance of doubt, it is clarified and agreed that the Assured Minimum, as such term is defined in section 10.10 of the Previous Agreement, will not apply as of 1 January 2007, in accordance with section 10.10 of the Previous Agreement.

CONFIDENTIAL TREATMENT REQUESTED

7.	Computer Systems at Points of Sale

7.1.	Notwithstanding the provisions of section 14 of the Previous Agreement, Super-Pharm shall not bear the costs of the [***] for the points of sale as of 1 January 2006. In Addition, Super-Pharm shall be credited for [***] of all [***] made between [***] and [***] (i.e. the sum of [***].

7.2.	Section 14 shall be deleted in its entirety and shall be replaced by the following wording:

“14.1	Subject to the performance of the Reseller’s obligations, Partner shall connect, operate and maintain [***]at all points of sale, for the purpose of communicating with Partner’s call center.

14.2	It is clarified, for the avoidance of any doubt, that as of 1 January 2006, the Reseller shall not bear [***] for the Systems at the points of sale or any of them, and inclusive of such but without limitation, the Reseller shall not bear the costs of [***] at the points of sale, provided that reasonable use is made of the Systems, for the purpose of performance of the Reseller’s undertakings under this Agreement, and under Partner’s procedures, as may be in place from time to time.”

7.3.	Section 14.3 shall be inserted with the following wording:

“14.3	Any computer installed or that may be installed by Partner at a point of sale shall be the exclusive property of Partner, which is loaned to the Reseller for the purpose of this Agreement, and shall be returned to Partner upon termination of this Agreement for any reason whatsoever, within a reasonable time after its prior written demand. The Reseller shall not have any right to detain the above computer and the Reseller shall not be entitled to detain the computer by virtue of section 5 of the Sub-Contracting Law, 5734-1974, and the Reseller hereby waives any claim under section 5 of the Sub-Contracting Law. During the term of the Agreement, the Reseller shall be liable for any loss and damage that might be caused to the computer installed on the Reseller’s premises, with the exception of reasonable wear and tear.”

CONFIDENTIAL TREATMENT REQUESTED

8.	[***] Salaries of Employees at Points of Sale

8.1.	As of the Effective Date, [***]. There shall be no changes to the rest of the conditions of these sections (including with respect to payment in proportion to the number of Operations effected compared with [***] Operations, and the conditions for entitlement to [***]).

8.2.	It is clarified that for the period commencing on the Effective Date [***].

9.	Super Link Stores

9.1.	The current wording of section 3.3 shall be cancelled, and the following wording shall replace it:

“(a)	The Reseller shall be entitled to open Super Link Stores in each of [***] locations set out in Appendix 3.3.

(b)	By 30 September 2007, the Parties shall agree to [***]additional locations in which the Reseller shall be entitled to open Super Link Stores. The additional locations for opening Super Link Stores that shall be agreed upon as aforesaid shall be included in Appendix 3.3.

(c)	The opening of Super Link Stores for the sale of Partner’s products in locations beyond those set out in Appendix 3.3 shall be subject to the coordination and agreement of the Parties.

9.2.	The current wording of section 17.3 shall be cancelled, and the following wording shall replace it:

“The [***] of Super Link Stores as set out in section 3.3, including [***] shall be at the sole [***] and liability of the [***]. The Reseller shall design the points of sale in coordination with Partner and without harming the orange design line and brand, and the area allocated for sale of orange products / services in such a way as to enable appropriate exposure for the orange brand. ”

CONFIDENTIAL TREATMENT REQUESTED

9.3.	Section 27.3 shall continue to apply as is with respect to the Super Link Stores existing on the Effective Date, and with respect to new Super Link Stores, the following section 27.3A shall apply.

“Should either of the Parties give notice to the other that it wishes not to extend the Agreement as aforesaid, the following provisions shall apply:

27.3.1.A.	In the event that Partner is the party seeking not to extend the Agreement, the Reseller shall [***] to operate the Super Link Stores erected after [***] (hereinafter: the “New Super Link Stores”) in accordance with the conditions of this Agreement and the provisions of the Agreement regarding the Super Link Stores shall continue to apply, including section 12, for a [***] from the date of Partner’s notice of non-renewal of the Agreement.

27.3.2.A.	In the event that the Reseller is the party seeking not to extend the Agreement, the Reseller shall continue to operate the New Super Link Stores in accordance with the following provisions:

27.3.2.1.A.	For the duration of the period commencing on the date on which the Reseller gives notice that it is not interested in extending the Agreement, and terminating on the earlier of (a) the [***] after the date of the Reseller’s notice as aforesaid or (b) up until any point for sale of Partner’s products and/or services is opened by Partner [***] at a shopping center at which there is a New Super Link Store, whichever is the earlier (hereinafter: the “First Period”), the Reseller shall continue to operate the Super Link Stores in accordance with the provisions of this Agreement and the provisions of the Agreement relating to the Super Link Stores shall continue to apply, including section 12 of the Agreement, unless the circumstances set out in section 27.3.2.3.A. below are in existence, in which case, the provisions of that section shall apply.

CONFIDENTIAL TREATMENT REQUESTED

27.3.2.2.A.	During the [***] period following the First Period (the “Second Period”), the Reseller shall continue to operate the Super Link Stores in accordance with the conditions of this Agreement, including in accordance with the conditions of section 12.1 hereof (unless the circumstances set out in section 27.3.2.3.A. below are in existence, in which case, the provisions of that section shall apply), [***]. It is clarified, without derogating from the aforesaid, that during such period, [***] in the New Super Link Stores. It is clarified for the avoidance of doubt that throughout the entire period above, Partner shall be entitled to open any points for the sale of Partner’s products and/or services (whether such point of sale is operated by it or by another reseller) in the same shopping center in which the New Super Link Store is located.

CONFIDENTIAL TREATMENT REQUESTED

27.3.2.3.A.	In the event that the First Period and/or the Second Period, as the case may be, continue for any period beyond the date of termination of the Agreement, or in the event that the Agreement continues for a period beyond the date of termination of the First Period or the Second Period, whichever is the later (in respect of each such event – the “Additional Period”), then the [***] as set out in section 4.2 during the Additional Period shall be updated proportionally to the [***] that preceded the date of commencement of the Additional Period, both in terms of the [***] of the New Super Link Stores of all of the Reseller’s [***] during such [***] period and in terms of the duration of the Additional Period compared with one year.

By way of [***] example, for the sake of illustration only:

If the [***] at the New Super Link Stores during the [***] months preceding the date of commencement of the Additional Period constitutes [***] of all of the [***] effected by the Reseller during such [***] period as aforesaid, and the duration of the entire Additional Period is [***], then the [***] in respect of which the Reseller’s entitlement to a supplement as set out in section 4.2, as relevant to the Additional Period, shall be examined, [***].

27.3.3.A.	It is clarified, for the avoidance of any doubt, that the New Super Link Stores that are constructed after the Effective Date, and [***] therein ([***]) shall be and shall remain, in any event, the [***] of the [***].”

CONFIDENTIAL TREATMENT REQUESTED

9.4.	The Reseller declares that he requests Partner’s consent to the assignment of its rights and obligations to Super-Link (Israel) Ltd. with respect to the Super Link Stores under the provisions of the Previous Agreement and the Amendment (hereinafter: “Super-Link”), the shareholders in which are Super-Pharm (Israel) Ltd. (50%) and Solgod Communications Ltd. (50%). Partner confirms that subject to the signatures of the Reseller, Super-Link and Solgod Communications Ltd. on the deeds of assignment attached to this Amendment as Appendixes A1 and A2 and to Super-Link’s signature at the bottom of this Amendment, it agrees to the assignment of all of the rights and obligations to Super-Link as aforesaid, [***] and that as of the effective date of such assignment, Super-Link shall be entitled to all of the rights and benefits, and shall be subject to all of the obligations of the Reseller with respect to the Super-Link Stores under this Agreement.

It is clarified that Partner’s consent to assignment of the rights and obligations to Super-Link in accordance with the above conditions shall not constitute a waiver of the provisions of section 31.5 of the Agreement with respect to any other assignment and/or transfer.

10.	[***]

10.1	The former wording of section 24.1 shall be cancelled, and the following wording shall replace it:

“Partner and the Reseller shall set an annual budget each year which shall be used for the joint advertisement of Partner’s products at the points of sale by the Reseller, and the promotion of sales of Partner’s products and services by the Reseller, as may be agreed by the Parties. The sum of the annual budget shall be [***] shall be subject to the consent of both Parties. [***] All of the marketing operations set out above shall receive the consent of both Parties prior to being effected, and the above joint budget shall be managed by agreement between the Parties. It is agreed that as part of the marketing operations, the Parties shall agree to an advertising format for a grid (billboards, advertising clips, etc.) which will give appropriate expression to Super-Pharm’s participation in [***].”

CONFIDENTIAL TREATMENT REQUESTED

10.2	At the end of section 24.5, the following shall be inserted:

“Alternately, Super-Pharm shall be given [***].”

11.	Term of Amended Agreement

The provisions of this section shall replace the provisions of section 27.1 of the Previous Agreement.

The term of the Previous Agreement as amended by this Amendment (hereinafter: the “Amended Agreement”) shall be from the Effective Date and until 31 December 2007 and shall be renewed annually for a period of one additional year (hereinafter: the “Extended Term”) unless one of the parties gives notice to the other party, at least [***] in advance prior to the end of the term or the end of the Extended Term (hereinafter: an “Exit Point”) as the case may be, that it wishes not to extend the Agreement. A notice not delivered up to [***] before an Exit Point shall apply to the next Exit Point.

It is clarified that the continued force of the Amended Agreement [***], without derogating from the right of the Parties to terminate the Agreement in accordance with the provisions of the law and/or the Amended Agreement before or after such date, is contingent upon extension of the exemption from approval of an arrangement in restraint of trade under section 14 of the Antitrust Law, 5748-1988 from the Restrictive Trade Commissioner, granted on [***]. At least [***] prior to the above date, the Parties shall apply to the Commissioner requesting exemption from approval of an arrangement in restraint of trade. Should the application for exemption be refused, or should the exemption be made contingent to conditions, the Parties shall discuss the drafting of a new agreement and should they be unable to do so within 30 days of the date of refusal of the application for exemption, or should such be received subject to conditions, each Party may give notice to the other Party of termination of this Agreement, and the provisions of section 27 of the Agreement shall apply.

CONFIDENTIAL TREATMENT REQUESTED

In witness whereof, the Parties have hereunto set their hands:

[sgd.] [stamp] —————————————— Partner Communications Co. Ltd.	[sgd.] [stamp] —————————————— Super-Pharm (Israel) Ltd.

We, the undersigned, undertake towards Partner to act in accordance with the provisions of the Agreement and the Amendment to it that apply to the Reseller regarding Super Link Stores, and any matter relating thereto: –

[sgd.] [stamp] —————————————— Super-Link (Israel) Ltd.